UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2011, Autoliv, Inc. (the “Company”) announced that Mr. Westerberg, the Chairman of the Board of Directors (the “Board”), wished to resign from the Board and his position as Chairman effective once a new Chairman had been elected.

On December 20, 2011 the Company issued a press release announcing that at a meeting held the same day, the Board elected Lars Nyberg to serve as its new Chairman. Mr. Nyberg has been a member of the Board since 2004 and replaces Lars Westerberg as Chairman, who resigned from the Board at the meeting.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its December 20, 2011 meeting, the Board adopted a restatement of the Company’s by-laws (the “Restated By-laws”) effective as of such date. The Restated By-laws were restated primarily to implement revisions to the Company’s (a) advance notice requirements for stockholder nominations and proposals and (b) requirements regarding the nationalities of its directors.

A description of the provisions amended (other than certain immaterial technical changes) is provided below. This description is a summary of the amendments and is qualified in its entirety by reference to the text of the amended provisions of the Restated By-laws filed herewith as Exhibit 3.1 and incorporated herein by reference. A full copy of the Restated By-laws will be filed on or about February 23, 2012 as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Revised Advance Notice Provisions

Article II, Section 5 of the Restated By-laws contains advance notice requirements that stockholders must follow in order to present any other business at an annual meeting of the stockholders. This section was revised so that a stockholder’s notice of such other business requires the following information:

(a) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business,

(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and record address of the stockholder proposing such business and the name and address of such beneficial owner, (ii) a list of the class and number of shares of the Corporation which are beneficially owned by the stockholder and such beneficial owner, as of the date of stockholder’s notice, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (iv) a description of any agreement with respect to such business between or among the stockholder or beneficial owner, and a representation that the stockholder will promptly notify the Corporation in writing of any such agreement in effect as of the record date for the meeting, and (v) a description of any agreement (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or beneficial owner or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the stockholder will promptly notify the Corporation in writing of any such agreement in effect as of the record date for the meeting, and

(c) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal.

Revised Requirements for Proposing Stockholders

Article II, Section 6 of the By-laws contains advance notice requirements that stockholders must follow in order to nominate individuals for election at a meeting of stockholders at which directors are to be elected. This section was revised so that a stockholder’s notice of such nominations requires the following information:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, and

(b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and record address of the stockholder making such nomination and the name and address of such beneficial owner, (ii) a list of the class and number of shares of the Corporation which are beneficially owned by the stockholder and such beneficial owner, as of the date of stockholder’s notice, and a representation that the stockholder will promptly notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting, (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such nomination (iv) a description of any agreement with respect to such nomination between or among the stockholder or beneficial owner and the nominee, and a representation that the stockholder will promptly notify the Corporation in writing of any such agreement in effect as of the record date for the meeting, and (v) a description of any agreement (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or beneficial owner or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the stockholder will promptly notify the Company in writing of any such agreement in effect as of the record date for the meeting, and

(c) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the holders of at least the percentage of the Corporation’s outstanding shares required to elect such nominee and/or otherwise to solicit proxies from stockholders in support of the nominee.

Revised Provisions Related to the Nationality of the Company’s Directors

Article III, Section 1 of the previous by-laws contained language requiring that director nominees be selected on the basis of nationality, with one-half of the directors being citizens of the United States and one-half of the directors being nationals of Sweden or member states of the European Union. The Restated By-laws modify this section to state that the Board should, to the extent practicable, represent the global nature of the Corporation’s operations and does not specify national or regional requirements.

Item 8.01 Other Events.

Also in the press release dated December 20, 2011, the Company announced that the Board declared a quarterly dividend of 45 cents per share for the first quarter 2012. The dividend will be payable on Thursday, March 1, 2012 to Company stockholders of record on the close of business on Wednesday, February 15, 2012. The ex-date when the shares will trade without the right to the dividend will be Monday, February 13, 2012.

The press release discussed under Item 5.02 above is hereby incorporated by reference under this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

3.1	Text of amendments to the Restated By-laws of Autoliv, Inc.

99.1	Press Release of Autoliv, Inc. dated December 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: December 20, 2011

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary